SANFORD C. BERNSTEIN FUND, INC.

ARTICLES SUPPLEMENTARY

SANFORD C. BERNSTEIN FUND, INC. (the “Corporation”), a Maryland corporation, does hereby certify to the State Department of Assessments and Taxation that:

l . The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

2. The number of authorized shares of common stock, par value $.001 per share (the “Common Stock”), of the Corporation is currently 14,300,000,000 shares, with an aggregate par value of $14,300,000. These Articles Supplementary do not change the number of authorized shares of stock of the Corporation.

3. 100,000,000 shares of unclassified Common Stock are hereby classified as additional Advisor Class shares of the Tax-Aware Overlay A Portfolio.

4. The shares classified as set forth in paragraph 3 above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of such class of the applicable Portfolio as set forth in the charter, and shall be subject to all provisions of the charter relating to shares of Common Stock generally.

5. Upon these Articles Supplementary becoming effective, the number of authorized shares of Common Stock of all classes of the Corporation is 14,300,000,000 shares, classified as follows:

Name of Portfolio/Cl ass	Number of Shares

U.S. Government Short Duration	200,000,000

Short Duration Plus/
AB Short Duration Class A	200,000,000
AB Short Duration Class B	200,000,000
AB Short Duration Class C	200,000,000
AB Short Duration Class R	200,000,000
Short Duration Plus	200,000,000

Diversified Municipal/
AB Intermediate Diversified
Municipal Class A	400,000,000
AB Intermediate Diversified
Municipal Class B	400,000,000

AB Intermediate Diversified
Municipal Class C	400,000,000
AB Intermediate Diversified
Municipal Advisor Class	400,000,000
Diversified Municipal Class	800,000,000

Intermediate Duration	600,000,000

New York Municipal/
AB Intermediate
New York Municipal Class A	200,000,000
AB Intermediate
New York Municipal Class B	200,000,000
AB Intermediate
New York Municipal Class C	200,000,000
AB Intermediate
New York Municipal Advisor Class	200,000,000
New York Municipal Class	400,000,000

California Municipal /
AB Intermediate
California Municipal Class A	200,000,000

AB Intermediate
California Municipal Class B	200,000,000

AB Intermediate
California Municipal Class C	200,000,000
AB Intermediate
California Municipal Advisor Class	200,000,000
California Municipal Class	200,000,000

Short Duration California Municipal	100,000,000

Short Duration Diversified Municipal	100,000,000

Short Duration New York Municipal	100,000,000

Tax-Managed International/
AB Tax-Managed
International Class A	200,000,000
AB Tax-Managed
International Class B	200,000,000
AB Tax-Managed
International Class C	200,000,000
AB Tax-Managed
International Class Z	300,000,000
Tax Managed International Class	600,000,000

Emerging Markets/
Emerging Markets
Class Z	300,000,000
Emerging Markets Class	200,000,000

International/
AB International
Class A	200,000,000
AB International
Class B	200,000,000
AB International
Class C	200,000,000
AB International
Class R	200,000,000
AB International
Class Z	300,000,000
International Class	600,000,000

Overlay A/
Overlay A Advisor Class	300,000,000
Overlay A Institutional Class	300,000,000

Tax-Aware Overlay A/
Tax-Aware Overlay A Advisor Class	400,000,000
Tax-Aware Overlay A Institutional Class	300,000,000

Overlay B/
Overlay B Advisor Class	300,000,000
Overlay B Institutional Class	300,000,000

Tax-Aware Overlay B/
Tax-Aware Overlay B Advisor Class	300,000,000
Tax-Aware Overlay B Institutional Class	300,000,000

Tax-Aware Overlay C/
Tax-Aware Overlay C Advisor Class	300,000,000
Tax-Aware Overlay C Institutional Class	300,000,000

Tax-Aware Overlay N/
Tax-Aware Overlay N Advisor Class	300,000,000
Tax-Aware Overlay N Institutional Class	300,000,000

Unclassified	200,000,000

Total	14,300,000,000

6. The Board of Directors of the Corporation classified unissued shares of Common Stock as provided in these Articles Supplementary under the authority contained in the charter.

The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penal ties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Assistant Secretary as of this 21st day of April, 2016.

SANFORD C. BERNSTEIN FUND, INC.

By:	/s/ Seth Masters (SEAL)
Seth Masters
President

Attest:

/s/ Nancy E. Hay
Nancy E. Hay
Assistant Secretary